Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-194513 and 333-191672) pertaining to the Regado Biosciences, Inc. 2013 Equity Compensation Plan and in the related Prospectus of our report dated March 4, 2015, with respect to the financial statements of Tobira Therapeutics, Inc., included in this Current Report on Form 8-K/A of Tobira Therapeutics, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California June 2, 2015